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Exhibit 10.3

FORM OF
REGISTRATION RIGHTS AGREEMENT

by and among

ATLAS INDUSTRIES HOLDINGS LLC,

ATLAS TITAN INVESTMENTS LLC,

ATLAS TITAN MANAGEMENT INVESTMENTS LLC,

JOHN HANCOCK LIFE INSURANCE COMPANY,

HANCOCK MEZZANINE PARTNERS III, L.P.,

ALLSTATE LIFE INSURANCE COMPANY

and

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Dated                        , 2007

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the            day of            , 2007, by and among: Atlas Industries Holdings LLC, a Delaware limited liability company (the "Company"), and each of the undersigned parties listed under "Shareholders" on the signature page hereto (such parties and any permitted transferee of such parties, collectively, the "Shareholders" and each individually, a "Shareholder").

        WHEREAS, the Company has issued and the Shareholders, collectively, have acquired and hold as of the date hereof that number of common shares representing limited liability company interests of the Company (the "Shares") set beside their respective names on Schedule A hereto;

        WHEREAS, the parties hereto desire to enter into this Agreement to provide the Shareholders with certain rights relating to the registration of the Restricted Shares;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
DEFINITIONS. Except as otherwise noted, for all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Agreement, which meanings shall apply equally to the singular and plural forms of the terms so defined and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole: The following capitalized terms used herein have the following meanings:

        "Agreement" means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.

        "Commission" means the United States Securities and Exchange Commission, or such successor federal agency or agencies as may be established in lieu thereof.

        "Company" is defined in the preamble to this Agreement.

        "Demand Registration" is defined in Section 2.2.1.

        "Demanding Holder" is defined in Section 2.2.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Indemnified Party" is defined in Section 4.3.

        "Indemnifying Party" is defined in Section 4.3.

        "Initial Filing Date" is defined in Section 2.1.1.

        "Initial Registration Period" is defined in Section 2.1.1.

        "Maximum Number of Shares" is defined in Section 2.2.5.

        "Notices" is defined in Section 6.2.

        "Piggy-Back Registration" is defined in Section 2.3.1.

        "Prospectus" means a prospectus relating to a Registration Statement, as amended or supplemented, and all materials incorporated by reference in such Prospectus.

        "Register", "registered" and "registration" mean a registration effected by preparing and filing a registration statement or similar document under the Securities Act and such registration statement becoming effective.

        "Registration Statement" means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Shares (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

        "Restricted Shares" mean all of the Shares owned or held by Shareholders or their permitted transferees; provided, that such Shares shall cease to be Restricted Shares hereunder, as of any date, when: (a) a Registration Statement with respect to the sale of such Restricted Shares shall have become effective under the Securities Act (as defined below) and such Restricted Shares shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement as of such date; (b) such Restricted Shares shall have been otherwise transferred pursuant to Rule 144 under the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, in each case, as of such date; or (c) such Restricted Securities are saleable pursuant to Rule 144 under the Securities Act; or (d) such Restricted Shares shall have ceased to be outstanding as of such date.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Shareholder" and "Shareholders" are defined in the preamble to this Agreement.

        "Shareholder Indemnified Party" is defined in Section 4.1.

        "Shares" is defined in the recitals of this Agreement.

        "Shelf Registration Effective Date" is defined in Section 2.1.1.

        "Shelf Registration Statement" is defined in Section 2.1.1.

        "Underwriter" means a securities dealer who purchases any Restricted Shares as principal in an underwritten offering and not as part of such dealer's market-making activities.

2.
REGISTRATION RIGHTS.

        2.1    Mandatory Shelf Registration.

          2.1.1    Filing of Shelf Registration Statement.    Unless a Registration Statement with respect to a Demand Registration or Piggy-Back Registration has been sooner filed in accordance with Section 2.2 or 2.3 hereof, respectively, and is still effective on the fifteenth (15th) month anniversary of the date of this Agreement (which Demand Registration or Piggy-Back Registration may or may not involve a "shelf" or "delayed" offering), the Company shall use commercially reasonable efforts to prepare, and, promptly following the fifteenth (15th) month anniversary of the date of this Agreement, file with the Commission a Registration Statement or Registration Statements (as is necessary) on Form S-3 or, if such form is unavailable for such a registration, on such other form as is available for such a registration (the form or forms so filed referred to collectively as the "Shelf Registration Statement"), covering the resale of Restricted Shares if any are then outstanding, the amount of which shall be governed by Section 2.1.2 hereof. In the event a Registration Statement with respect to a Demand Registration or Piggy-Back Registration has been filed prior to, and is still effective on, the fifteenth (15th) month anniversary of the date of this Agreement, the Company shall prepare and file the Shelf Registration Statement at the following times, and with respect to the following number of Restricted Shares: (i) if the maximum number of Restricted Shares that could be registered pursuant to Section 2.1.2 hereof have been registered in such Demand Registration or Piggy-Back Registration, as applicable, the Company shall file the Shelf Registration Statement promptly following the termination of the Demand Registration or Piggy-Back Registration, as applicable, with respect to the maximum number of Restricted Shares that may be registered pursuant to Section 2.1.2 hereof (taking into account the number of Shares previously sold in such Demand Registration or Piggy-Back Registration, as applicable); and (ii) if the maximum number of Restricted Shares that could be registered pursuant to Section 2.1.2 hereof have not been registered in such Demand Registration or Piggy-Back Registration, as applicable, then (A) the Company shall file a Shelf Registration Statement promptly following the fifteenth (15th) month anniversary of the date of this Agreement with respect to the Restricted Shares that may be registered under Section 2.1.2 hereof and are not being offered pursuant to the then-effective Demand Registration or Piggy-Back Registration, as applicable, and (B) the Company shall file a Shelf Registration Statement promptly following the termination of the offering made pursuant to such Demand Registration or Piggy-Back Registration, as applicable, with respect to the Restricted Shares that were registered, but not sold, under such Demand Registration or Piggy-Back Registration, as applicable. In each case above, the number of Restricted Shares to be registered on the Shelf Registration Statement shall take into account the limitations of Section 2.1.2 hereof and the amount of Restricted Shares previously sold pursuant to any Demand Registration or Piggy-Back Registration. The date upon which the Shelf Registration Statement is actually filed is referred to herein as the "Initial Filing Date." The Company shall use commercially reasonable efforts to have the Shelf Registration Statement declared effective by the Commission within one hundred twenty (120) days after the Initial Filing Date. The Company further undertakes to use commercially reasonable efforts to keep the Shelf Registration Statement effective during the Initial Registration Period (as defined below) with respect to all Restricted Shares that may then be sold pursuant to Section 2.1.2 and the resale thereof at all times during the Initial Registration Period. The Shelf Registration Statement (including each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to and approved by the Shareholders and one legal counsel selected by all such Shareholders prior to the Company's filing or other submission (such approval not to be unreasonably withheld, conditioned or delayed) and the Company will not file any document in a form to which such counsel reasonably objects. For purposes hereof, the term "Initial Registration Period"shall mean the period beginning on the date the Shelf Registration Statement is declared effective by the Commission (the "Shelf Registration Effective Date") and ending on the first to occur of (i) the date on which all Restricted Shares have been sold, (ii) the date on which the Shelf Registration Statement is no longer effective, or (iii) the date that is three (3) years from the Shelf Registration Effective Date.

          2.1.2    Shares to be Registered.    To the extent permitted by the Securities Act and the regulations thereunder (including without limitation Rule 415) and the rules governing the use of a particular form of Registration Statement, the Company shall include all Restricted Shares in the Shelf Registration Statement; provided, however, that the number of Restricted Shares that may be offered and sold hereunder at any time, after giving effect to the number of Restricted Shares that may be offered and sold pursuant to any Shelf Registration Statement in accordance with this Section 2.1 together with the number of Restricted Shares that may be offered and sold pursuant to any Demand Registration in accordance with Section 2.2, shall be subject to the following limitations:

          (a)   until the date that is eighteen (18) months from the date hereof, in no event may the number of Restricted Shares offered for resale on behalf of a Shareholder pursuant to the Shelf Registration Statement or a Demand Registration made in accordance with Section 2.2 hereof, exceed fifty percent (50%) of the Restricted Shares initially held by the relevant Shareholder; and

          (b)   thereafter, all previously unsold Restricted Shares may be offered and sold on behalf of a Shareholder pursuant to the Shelf Registration Statement.

          2.1.3    Additional Shelf Registration.    In the event that the Securities Act or the rules governing the use of a particular form of Registration Statement prohibit the registration of all Restricted Shares on the Shelf Registration Statement, or if following the Initial Registration Period any Restricted Shares registered thereon remain unsold, the Company shall promptly use commercially reasonable efforts to prepare, file with the Commission, and cause to become effective a Registration Statement or Registration Statements (as is necessary) on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration) covering the resale of the then-unsold Restricted Shares, and to keep such Registration Statement effective until such time as all Restricted Shares have been sold.

        2.2    Demand Registration.

          2.2.1    General Request for Registration.    At any time, any one or more Shareholders may make a written demand for registration under the Securities Act of all or part of their Restricted Shares (a "Demand Registration"); provided, however, that the amount of Restricted Shares that may be offered in connection with such Demand Registration shall be subject to the limitations set forth in Section 2.1.2 hereof. Subject to the limitations set forth in Section 2.1.2 hereof, any demand for a Demand Registration shall specify the number of Restricted Shares proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all other holders of Restricted Shares of any demand pursuant to this Section 2.2.1, or pursuant to Section 2.2.2 hereof, as the case may be, within five (5) Business Days, and each holder of Restricted Shares who wishes to include all or a portion of such holder's Restricted Shares in such Demand Registration, as the case may be, and is otherwise permitted to do so under this Agreement (each Shareholder making such demand or other holder including shares of Restricted Shares in such Demand Registration, a "Demanding Holder") shall so notify the Company within ten (10) Business Days after the receipt by the holder of the notice from the Company; provided, that if any such holder fails to participate in such Demand Registration, then such holder may not make a written demand for registration of Restricted Securities under this Section 2.2 until thirty (30) days after the Registration Statement filed with the Commission with respect to such Demand Registration is declared effective. Upon any such request, the Demanding Holders shall be entitled to have their Restricted Shares included in the Demand Registration, subject to Sections 2.1.2, 2.2.5 and 3.1.1 hereof. The Company shall not be obligated to pursue and effect more than two (2) Demand Registrations under this Section 2.2.1; provided, however, that the number of Demand Registrations permitted hereby shall be subject to the provisions set forth in Section 2.2.2 hereof. Notwithstanding anything else herein to the contrary, the Company shall not be obligated to pursue a Demand Registration unless Demanding Holders have demanded the registration of at least $5.0 million of Restricted Shares, determined at the time of the initial written demand.

          2.2.2    Effective Registration.    A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Restricted Shares pursuant to a Demand Registration, is subject to any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) with respect to a Demand Registration, the Shareholders initiating the Demand Registration thereafter elects to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement with respect to such Demand Registration until the Registration Statement that had been filed with respect to such Demand Registration is counted as a Demand Registration hereunder, or is otherwise terminated.

          2.2.3    Underwritten Offering.    If Demanding Holders representing a majority of Restricted Shares to be included in the Demand Registration so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Restricted Shares pursuant to such Demand Registration shall be in the form of an underwritten offering. In each such case, the right of any holder to include such holder's Restricted Shares in such registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Restricted Shares in the underwriting to the extent provided herein. All Demanding Holders who propose to distribute their Restricted Shares through such an underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the Shareholders initiating the Demand Registration and complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required or which are otherwise customary under the terms of such underwriting agreement, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement.

          2.2.4    Reduction of Offering.    If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders that the dollar amount or number of Restricted Shares which the Demanding Holders desire to sell taken together with all other shares or other securities which the Company desires to sell and the Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other holders of the Company's securities who desire to sell securities, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares or other securities, as applicable, the "Maximum Number of Shares"), then the Company shall include in such registration: (i) first, in the case of a Demand Registration, the Restricted Shares which the Demanding Shareholders have requested be included in the Demand Registration (pro rata in accordance with the number of Restricted Shares which such Demanding Holder has requested be included in such registration, regardless of the number of shares of Restricted Shares held by each Demanding Holder); (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii), and (iii), the Shares that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

          2.2.5    Withdrawal.    In the case of a Demand Registration, if Demanding Holders representing a majority of Restricted Shares requested to be included in the Demand Registration disapprove of the terms of any underwriting or are not entitled to include all of their Restricted Shares in any offering, such Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. In such event, the Company need not seek effectiveness of such Registration Statement for the benefit of any other Shareholders who are Demanding

  Holders. If Demanding Holders representing a majority of Restricted Shares requested to be included in the Demand Registration withdraw from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Sections 2.2.1 and 2.2.2 hereof, respectively.

        2.3    Piggy-Back Registration.

          2.3.1    Piggy-Back Rights.    If at any time on or after the date that is six (6) months from the date hereof, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for Shareholders of the Company for their account (or by the Company and by Shareholders, including, without limitation, pursuant to Section 2.2), other than a Registration Statement (i) filed in connection with any employee benefit plan, (ii) for an exchange offer or offering of securities solely to the Company's existing Shareholders, (iii) for an offering of debt securities including that are convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) filed on From S-4, then the Company shall (x) give written notice of such proposed filing to the holders of Restricted Shares as soon as practicable but in no event less than ten (10) Business Days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Restricted Shares in such notice the opportunity to register the sale of such number of Restricted Shares as such holders may request in writing within five (5) Business Days following receipt of such notice (a "Piggy-Back Registration"). The Company shall cause such Restricted Shares to be included in such registration and shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Restricted Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Restricted Shares in accordance with the intended method(s) of distribution thereof. All holders of Restricted Shares who propose to distribute securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration and complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required or which are otherwise customary under the terms of such underwriting agreement, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement or such information that is otherwise customary.

          2.3.2    Reduction of Offering.    If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Restricted Shares that the dollar amount or number of Shares or other securities which the Company desire to sell, taken together with Shares or other securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Restricted Shares hereunder, the Restricted Shares as to which registration has been requested under this Section 2.3, and the Shares or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

          (a)   If the registration is undertaken for the Company's account: (i) first, the shares or other securities that the Company desire to sell that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares or other securities, if any, including the

  Restricted Shares as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of Shares or other securities which each such person has actually requested to be included in such registration, regardless of the number of shares or other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

          (b)   If the registration is a "demand" registration undertaken at the demand of persons other than the Shareholders pursuant to written contractual arrangements with such persons, (i) first, the Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Shares or other securities that the Company desire to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares or other securities, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which other security holders desire to sell (pro rata in accordance with the number of Shares or other securities which each such person has actually requested to be included in such registration, regardless of the number of shares or other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares.

          2.3.3    Withdrawal.    Any holder of Restricted Shares may elect to withdraw such holder's request for inclusion of Restricted Shares in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Restricted Shares in connection with such Piggy-Back Registration as provided in Section 3.3 hereof.

        3.    REGISTRATION PROCEDURES.

          3.1    Filings; Information.    Whenever the Company is required to effect the registration of any Restricted Shares pursuant to Section 2 hereof, the Company shall use commercially reasonable efforts to effect the registration and sale of such Restricted Shares in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request.

            3.1.1    Filing Registration Statement.    The Company shall, as expeditiously as possible and in any event within ninety (90) days after receipt of a request for a Demand Registration pursuant to Section 2.2 hereof, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Restricted Shares to be registered thereunder in accordance with Section 2.1.2 hereof and the intended method(s) of distribution thereof, and shall use commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3 hereof; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its Shareholders for such Registration Statement to be effected at such time; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso for more than one hundred and twenty (120) days in any 365-day period in respect of a Demand Registration hereunder; provided, further, that the Shareholders shall provide at least fifteen (15) Business Days notice of the date on which they wish the Company to prepare and file a Registration Statement with the Commission in accordance with this Agreement.

            3.1.2    Copies.    The Company shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Restricted Shares included in such registration, and such holders' legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the holders of Restricted Shares included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Restricted Shares owned by such holders.

            3.1.3    Amendments and Supplements.    The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Restricted Shares, and all other securities covered by such Registration Statement, have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

            3.1.4    Notification.    After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Restricted Shares included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Restricted Shares included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Restricted Shares included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

            3.1.5    State Securities Laws Compliance.    The Company shall use commercially reasonable efforts to (i) register or qualify the Restricted Shares covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions in the United States as the holders of Restricted Shares included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Restricted Shares covered by the Registration Statement to be registered with or approved by such other federal or state authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Restricted Shares included in such Registration Statement to consummate the disposition of such Restricted Shares in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.5 or subject itself to taxation in any such jurisdiction.

            3.1.6    Agreements for Disposition.    The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Restricted Shares. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Restricted Shares included in such registration statement. For the avoidance of doubt, the holders of Restricted Shares may not require the Company to accept terms, conditions or provisions in any such agreement which the Company determine is not reasonably acceptable to the Company, notwithstanding any agreement to the contrary herein. No holder of Restricted Shares included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the Company and, if applicable, with respect to such holder's organization, good standing, authority, title to Restricted Shares, lack of conflict of such sale with such holder's material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

            3.1.7    Cooperation.    The Chief Executive Officer, President, Chief Financial Officer and Chief Accounting Officer of the Company and all other officers and members of the management of the Company, seconded or otherwise, shall cooperate fully in any offering of Restricted Shares hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors. Holders of Restricted Shares shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such holders, their intended methods of distribution. Such holders, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are reasonable and customarily contained in agreements of that type. Further, such holders shall cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to this Section 3 hereof. Each holder shall also furnish to the Company such information regarding itself, the Restricted Shares held by such holder, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Restricted Shares.

            3.1.8    Records.    The Company shall make available for inspection by the holders of Restricted Shares included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Restricted Shares included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

            3.1.9    Opinions and Comfort Letters.    The Company shall use commercially reasonable efforts to furnish to each holder of Restricted Shares included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company's independent public accountants delivered to any Underwriter; provided, however, that counsel to the Underwriter shall have exclusive authority to negotiate the terms thereof. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Restricted Shares included in such Registration Statement, at any time that such holder elects to use a Prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such Prospectus has been declared effective and that no stop order is in effect.

            3.1.10    Earnings Statement.    The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make generally available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within six (6) months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

            3.1.11    Listing.    The Company shall use commercially reasonable efforts to cause all Restricted Shares included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar Shares of the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Shareholders initiating a Demand Registration or, if otherwise, the holders of a majority of the Restricted Shares that are included in such registration.

          3.2    Obligation to Suspend Distribution.    Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv) hereof, or, in the case of a resale registration pursuant to Section 2.1 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company's board of directors, of the ability of all "insiders" covered by such program to transact in the Company's securities because of the existence of material non-public information, each holder of Restricted Shares included in any registration shall immediately discontinue disposition of such Restricted Shares pursuant to the Registration Statement covering such Restricted Shares until such holder receives the supplemented or amended Prospectus contemplated by Section 3.1.4(iv) hereof or the restriction on the ability of "insiders" to transact in the Company's securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the most recent Prospectus covering such Restricted Shares at the time of receipt of such notice.

          3.3    Registration Expenses.    The Company shall bear all customary costs and expenses incurred in connection with any shelf registration effected pursuant to Section 2.1 hereof, any Demand Registration effected pursuant to Section 2.2 hereof, and any Piggy-Back Registration effected pursuant to Section 2.3 hereof, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Restricted Shares, subject to the limit set forth in paragraph (ix) below); (iii) printing expenses; (iv) the Company's internal expenses (including, without limitation, all fees, salaries and expenses of its officers, employees and management); (v) the fees and expenses incurred in connection with the listing of the Restricted Shares, as required by Section 3.1.11 hereof; (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9 hereof); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the Shareholders initiating a Demand Registration or, if otherwise, the holders of a majority-in-interest of the Restricted Shares that are included in such registration (not to exceed, including the reasonable fees and disbursements to counsel in paragraph (ii) above, $20,000. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Restricted Shares being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne solely by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

          3.4    Information.    The holders of Restricted Shares shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Restricted Shares under the Securities Act pursuant to Section 2 hereof and in connection with the Company's obligation to comply with federal and applicable state securities laws.

          3.5    Holder Obligations.    No holder of Restricted Shares may participate in any underwritten offering pursuant to Section 2 unless such holder (i) agrees to sell only such holder's Restricted Shares on the basis reasonably provided in any underwriting agreement, and (ii) completes, executes and delivers any and all questionnaires, lock-up agreements, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably or customarily required by or under the terms of any underwriting agreement or as reasonably requested by the Company.

        4.    INDEMNIFICATION AND CONTRIBUTION.

          4.1    Indemnification by the Company.    The Company agrees to indemnify and hold harmless each Shareholder and each other holder of Restricted Shares, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls a Shareholder and each other holder of Restricted Shares (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a "Shareholder Indemnified Party"), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Restricted Shares was registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, or summary Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein, the use of any Registration Statement, any preliminary Prospectus, final Prospectus or summary Prospectus during a period when a stop order has been issued in respect thereof or any proceeding for that purpose have been initiated, or the use of any Registration Statement, any preliminary Prospectus, final Prospectus or summary Prospectus has been suspended by the Company pursuant to the terms of this Agreement; provided, however, that the foregoing indemnity shall not inure to the benefit of any holder (or to the benefit of any person controlling such holder) from whom the person asserting such losses, claims or liabilities purchased the Restricted Shares, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such holder to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Restricted Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving wise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 3.1.3 hereof.

          4.2    Indemnification by Holders of Restricted Shares.    Each selling holder of Restricted Shares will, with respect to any Registration Statement where Restricted Shares were registered under the Securities Act, indemnify and hold harmless the Company, each of the Company's directors and officers, and each other person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Restricted Shares was registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in the Registration

  Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, the Company's directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder's indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

          4.3    Conduct of Indemnification Proceedings.    Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 hereof, such person (the "Indemnified Party") shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, promptly notify such other person (the "Indemnifying Party") in writing of the loss, claim, judgment, damage, liability or action. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it elects, retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party, and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnified Party and the Indemnifying Party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated in this Section 4.3 hereof, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than thirty (30) days after receipt by such Indemnifying Party of the aforesaid request, and (y) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement (other than reimbursement for fees and expenses the Indemnifying Party is contesting in good faith). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

          4.4    Contribution.

            4.4.1   If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 hereof is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Parties on the one hand and the Indemnifying Parties on the other from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 4.3 hereof, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnified Parties on the one hand and the Indemnifying Parties on the other in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            4.4.2   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1 hereof. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Restricted Shares shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Restricted Shares which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        5.    UNDERWRITING AND DISTRIBUTION.

          5.1    Rule 144.    The Company covenants that it shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Restricted Shares may reasonably request, all to the extent required from time to time to enable such holders to sell Restricted Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, or any similar provision thereto, but not Rule 144A.

        6.    MISCELLANEOUS.

          6.1    Assignment; No Third Party Beneficiaries.    This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part and shall be binding on its successors. This Agreement and the rights, duties and obligations of the holders of Restricted Shares hereunder may be freely assigned, transferred or delegated by such holder of Restricted Shares, in whole or in part, in conjunction with and to the extent of any permitted transfer of Restricted Shares by any such holder in accordance with applicable law whereupon any such assignee, transferee or delegable would have all rights, duties and obligations hereunder in addition to the assignor to the extent that the assignor continues to own Restricted Shares; provided, however, that the rights, duties and obligations hereunder relating to a particular Restricted Share may not be assigned, transferred or delegated more than three (3) times; provided, further that upon any such permitted assignment, transfer or delegation that Schedule A should be amended to reflect such assignment, transfer of delegation; provided, that failure to make such an amendment shall not alter, modify or otherwise affect the rights, duties or obligations or any permitted assignee, transferee or delegate hereunder. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than the Shareholders and as expressly set forth in Section 4 hereof and this Section 6.1.

          6.2    Notices.    All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice provided in accordance with this Section 6.2. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

        To the Company:

  Atlas Industries Holdings LLC
  One Sound Shore Drive, Suite 302
  Greenwich, CT 06830
  Attention: Chief Executive Officer

  with a copy to:

  McDermott Will & Emery LLP
  600 Thirteenth Street, NW
  Washington, DC 20005
  Attention: Christopher M. Zochowski

        To a Shareholder, to the address specified in writing from time to time by such Shareholder sent to the Company in accordance with this Section 6.2.

          6.3    Severability.    This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, if any term or provision hereof shall be deemed to be invalid or unenforceable, the parties hereto shall mutually agree upon an amendment to this Agreement to include a term or provision as similar in purpose to such invalid or unenforceable term or provision as may be reasonably possible and which term or provision is valid and enforceable.

          6.4    Counterparts.    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

          6.5    Entire Agreement.    This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

          6.6    Modifications and Amendments.    No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

          6.7    Titles and Headings.    Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

          6.8    Waivers and Extensions.    Any party entitled to benefits under this Agreement may waive any right, breach or default which such party has the right to waive; provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

          6.9    Remedies Cumulative.    In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, any Shareholder or any other holder of Restricted Shares may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

          6.10    Governing Law.    This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company and the holders of the Restricted Shares irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any action arising out of or relating to this Agreement, agree that all claims in respect of the action may be heard and determined in any such court and agree not to bring any action arising out of or relating to this Agreement in any other court. In any action, the Company and the holders of the Restricted Shares irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Without limiting the foregoing, the Company and the holders of the Restricted Shares agree that service of process at each parties respective addresses as provided for in Section 6.2 hereof shall be deemed effective service of process on such party.

          6.11    Waiver of Trial by Jury.    Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Shareholders in the negotiation, administration, performance or enforcement hereof.

          6.12    Lock-Up Period.    The Shareholders and their transferees hereby agree that in no event may any Restricted Shares be offered for resale on behalf of such Shareholders or transferees pursuant to the terms hereof in violation of the terms and conditions of any lock-up agreement to which they may be subject from time to time.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

ATLAS INDUSTRIES HOLDINGS LLC
Name: Andrew M. Bursky Title: Chief Executive Officer
SHAREHOLDERS:
ATLAS TITAN INVESTMENTS LLC
By:
	Name:	Margaret DeFonce
	Title:	Administrator
ATLAS TITAN MANAGEMENT INVESTMENTS LLC
By:
	Name:	Timothy J. Fazio
	Title:	Administrator
JOHN HANCOCK LIFE INSURANCE COMPANY
By:
Name:
Title:
HANCOCK MEZZANINE PARTNERS III, L.P.
By: Hancock Mezzanine Investments III LLC, its General Partner
By: John Hancock Life Insurance Company, as Investment Manager
By:
Name:
Title:
ALLSTATE LIFE INSURANCE COMPANY
By: John Hancock Life Insurance Company, as its Attorney in Fact
By:
Name:
Title:
JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
By:
Name:
Title:

Schedule A

To

Registration Rights Agreement

Shareholders	Number of Restricted Shares	% of Class
Atlas Titan Investments LLC			%
Atlas Titan Management Investments LLC			%
John Hancock Life Insurance Company			%
Hancock Mezzanine Partners III, L.P.			%
Allstate Life Insurance Company			%
John Hancock Variable Life Insurance Company			%

QuickLinks

FORM OF REGISTRATION RIGHTS AGREEMENT by and among ATLAS INDUSTRIES HOLDINGS LLC, ATLAS TITAN INVESTMENTS LLC, ATLAS TITAN MANAGEMENT INVESTMENTS LLC, JOHN HANCOCK LIFE INSURANCE COMPANY, HANCOCK MEZZANINE PARTNERS III, L.P., ALLSTATE LIFE INSURANCE COMPANY and JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY Dated , 2007
REGISTRATION RIGHTS AGREEMENT
Schedule A To Registration Rights Agreement